At a special meeting of shareholders held on November 22, 2011, the shareholders of the Funds voted on whether to approve a new investment advisory agreement between Rydex Variable Trust and Security Investors, LLC. A description of the number of shares voted is as follows

Fund						Shares For	Shares Against	Shares Abstained
Nova Fund						266,420 	 8,068 	 	12,100
Inverse S&P 500 Strategy Fund				 841,193 	 126,980 	 64,109
NASDAQ-100 Fund					1,652,987 	 113,688 	 82,181
Inverse NASDAQ-100 Strategy Fund			 815,466 	 2,530 	 	13,803
S&P 500 2x Strategy Fund				 87,553 	 194 	 	1,563
NASDAQ-100 2x Strategy Fund			 	837,753 	 10,095 	 10,111
 Mid-Cap 1.5x Strategy Fund				 314,158 	 11,682 	 32,782
Inverse Mid-Cap Strategy Fund			 	90,070 	 	-   		 1,169
Russell 2000 2x Strategy Fund			 	30,152 	 	-   		-
Russell 2000 1.5x Strategy Fund			 176,561 	 4,162 	 	7,595
Inverse Russell 2000 Strategy Fund			 346,927 	 84,086 	 11,430
Dow 2x Strategy Fund					 139,694 	 6,835 	 	10,117
Inverse Dow 2x Strategy Fund			 	689,746 	 81,096 	 2,773
S&P 500 Pure Growth Fund				 1,066,022 	 45,072 	 74,139
S&P 500 Pure Value Fund					 332,916 	 8,931 	 	24,043
S&P MidCap 400 Pure Growth Fund			 	688,085 	 11,737 	 29,029
S&P MidCap 400 Pure Value Fund			 	139,242 	 1,440 	 	10,692
S&P SmallCap 600 Pure Growth Fund			 377,385 	 17,671 	 8,309
S&P SmallCap 600 Pure Value Fund			 68,387 	 993 	 	4,418
Europe 1.25x Strategy Fund			 	404,562 	 1,620 	 	13,727
 Japan 2x Strategy Fund			 		133,548 	 -   	 	4,414
 Strengthening Dollar 2x Strategy Fund			1,336,319 	 2,698 	 	124,836
 Weakening Dollar 2x Strategy Fund			 74,312 	 6,217 	 	11,655
Real Estate Fund			 		568,342 	 25,005 	 12,795
Government Long Bond 1.2x Strategy Fund			3,513,298 	 31,767 	 94,538
Inverse Government Long Bond Strategy Fund		737,090 	 25,299 	 39,302
U.S. Government Money Market Fund			286,278,080 	14,815,467	11,694,027
All-Asset Conservative Strategy Fund			438,045 	 11,294 	 12,992
All-Asset Moderate Strategy Fund			 758,161 	 4,541 	 	3,872
All-Asset Aggressive Strategy Fund			 272,419 	 -   	 	13,045
U.S. Long Short Momentum Fund			 	2,891,044 	 21,203 	 135,114
 Alternative Strategies Allocation Fund			309,176 	 -   	 	22,254
Managed Futures Strategy Fund			 	576,519 	 -   	 	37,024
Multi-Hedge Strategies Fund			 	595,817 	 42,342 	 10,096
Commodities Strategy Fund			 	894,144 	 17,540 	 142,594
Amerigo Fund  			 			4,485,696 	 114,841 	 116,309
Clermont Fund  			 			2,836,790 	 162,915 	 254,752
Select Allocation Fund			 		1,433,679 	 88,966 	 60,633
DWA Flexible Allocation Fund			 	902,529 	 3,211 	 	2,556
DWA Sector Rotation Fund			 	1,159,528 	 -   	 	34,334
Banking Fund			 			137,168 	 717 	 	-
Basic Materials Fund			 		514,363 	 20,810 	 19,066
Biotechnology Fund			 		328,986 	 15,671 	 29,496
Consumer Products Fund					 378,295 	 20,304 	 9,366
Electronics Fund			 		387,909 	 13,412 	 10,998
Energy Fund			 			741,966 	 4,942 	 	48,317
Energy Services Fund			 		857,439 	 4,019 	 	80,609
Financial Services Fund			 		298,608 	 22,745 	 16,012
Health Care Fund			 		541,680 	 31,189 	 16,176
Internet Fund			 			248,918 	 14,115 	 19,712
Leisure Fund			 			82,379 	 	2,069 	 	4,783
Precious Metals Fund			 		4,443,904 	 27,984 	 249,162
 Retailing Fund			 			527,593 	 37,627 	 11,678
Technology Fund			 			755,581 	 6,544 	 	5,028
Telecommunications Fund			 		327,226 	 7,908 	 	12,254
Transportation Fund					 297,567 	 6,760 	 	13,524
Utilities Fund			 			1,127,453 	 37,138 	 43,567

At a special meeting of shareholders held on November 22, 2011, the shareholders of the Funds voted on whether to approve a new sub-advisory agreement between Security Investors, LLC and CLS Investments, LLC. A description of the number of shares voted is as follows

Fund						Shares For	Shares Against	Shares Abstained
Amerigo Fund  			 			4,485,406 	 114,841 	 116,597
Clermont Fund  			 			2,836,396 	 163,188 	 254,872
Select Allocation Fund			 		1,436,956 	 89,486 	 56,836

At a special meeting of shareholders held on November 22, 2011, the shareholders of the Funds voted on whether to approve a new sub-advisory agreement between Security Investors, LLC and Dorsey, Wright & Associates,
 Inc. A description of the number of shares voted is as follows

Fund						Shares For	Shares Against	Shares Abstained
DWA Flexible Allocation Fund			 	902,529 	 3,211 	 2,556
DWA Sector Rotation Fund			 	1,114,857 	 2,192 	 76,813

At a special meeting of shareholders held on November 22, 2011, the shareholders of the Funds also voted on whether to approve the election of nominees to the Board of Trustees. A description of the number of shares voted is as follows

Donald C. Cacciapaglia			 Corey A. Colehour 	J. Kenneth Dalton
  For	 343,022,995 		  For	 339,263,789 		  For	 342,726,825
  Withhold	 18,549,008 	Withhold	 22,308,214 	Withhold 18,845,178
Total	 361,572,003 		Total	 361,572,003 		Total	 361,572,003

John O. Demaret			 Richard M. Goldman 		Werner E. Keller
  For	 338,940,641 		  For	 342,766,477 		  For	 342,532,565
  Withhold	 22,631,362 	Withhold	 18,805,526 	Withhold 19,039,438
Total	 361,572,003 		Total	 361,572,003 		Total	 361,572,003

Thomas F. Lydon			 Patrick T. McCarville 		Roger Somers
  For	 343,159,833 		  For	 339,367,739 		  For	 343,007,265
  Withhold	 18,412,170 	Withhold	 22,204,264 	Withhold 18,564,738
Total	 361,572,003 		Total	 361,572,003 		Total	 361,572,003


At a special meeting of shareholders held on November 22, 2011, the
shareholders of the Funds also voted on whether to approve a	manager of
 managers arrangement for each of the Funds. A description of the number of shares voted is as follows

Fund						Shares For	Shares Against	Shares Abstained
Nova Fund			 			268,503 	 9,463 	 	8,621
Inverse S&P 500 Strategy Fund			 	793,896 	 179,767 	 58,616
NASDAQ-100 Fund			 		1,638,917 	 135,071 	 74,869
Inverse NASDAQ-100 Strategy Fund			 807,577 	 6,297 	 	17,923
S&P 500 2x Strategy Fund			 	87,352 	 	194 	 	1,763
NASDAQ-100 2x Strategy Fund			 	836,384 	 10,095 	 11,479
Mid-Cap 1.5x Strategy Fund			 	313,762 	 1,375 	 	43,486
Inverse Mid-Cap Strategy Fund			 	90,041 	 	29 	 	1,169
Russell 2000 2x Strategy Fund			 	29,974 	 	-   	 	179
Russell 2000 1.5x Strategy Fund			 183,390 	 4,472 	 	456
Inverse Russell 2000 Strategy Fund			 346,890 	 55,202 	 40,349
Dow 2x Strategy Fund			 		115,929 	 6,906 	 	33,813
Inverse Dow 2x Strategy Fund			 	606,237 	 140,939 	 26,438
S&P 500 Pure Growth Fund			 	1,104,962 	 41,476 	 38,795
S&P 500 Pure Value Fund			 		325,941 	 12,152 	 27,797
S&P MidCap 400 Pure Growth Fund			 	685,624 	 13,831 	 29,395
S&P MidCap 400 Pure Value Fund			 	139,991 	 2,261 	 	9,124
S&P SmallCap 600 Pure Growth Fund			 375,360 	 17,671 	 10,334
S&P SmallCap 600 Pure Value Fund			 68,033 	 993 	 	4,772
Europe 1.25x Strategy Fund			 	396,757 	 12,188 	 10,963
Japan 2x Strategy Fund			 		133,535 	 12 	 	4,414
Strengthening Dollar 2x Strategy Fund			1,144,151 	 199,599 	 120,102
Weakening Dollar 2x Strategy Fund			 75,399 	 5,130 	 	11,655
Real Estate Fund			 		541,834 	 28,491 	 35,817
Government Long Bond 1.2x Strategy Fund			3,512,034 	 54,699 	 72,870
Inverse Government Long Bond Strategy Fund		701,489 	 48,111 	 52,091
U.S. Government Money Market Fund			285,151,587 	15,938,909	11,697,077
All-Asset Conservative Strategy Fund			431,525 	 11,294 	 19,512
All-Asset Moderate Strategy Fund			 758,161 	 4,541 	 	3,872
All-Asset Aggressive Strategy Fund			 192,919 	 79,499 	 13,045
U.S. Long Short Momentum Fund			 	2,875,812 	 29,032 	 142,517
Alternative Strategies Allocation Fund			315,434 	 8,775 	 	7,221
Managed Futures Strategy Fund			 	575,358 	 2,102 	 	36,083
 Multi-Hedge Strategies Fund			 	591,039 	 47,210 	 10,006
 Commodities Strategy Fund			 	891,718 	 36,594 	 125,967
Amerigo Fund  			 			4,486,109 	 116,322 	 114,415
Clermont Fund  			 			2,862,693 	 138,089 	 253,675
Select Allocation Fund			 		1,434,070 	 77,021 	 72,186
DWA Flexible Allocation Fund			 	875,915 	 6,946 	 	25,435
DWA Sector Rotation Fund			 	1,159,528 	 -   	 	34,334
Banking Fund			 			136,687 	 1,198 	 -
Basic Materials Fund			 		512,979 	 24,355 	 16,900
Biotechnology Fund			 		330,248 	 17,642 	 26,263
Consumer Products Fund			 		374,292 	 24,360 	 9,312
Electronics Fund					387,909 	 10,454 	 13,956
Energy Fund			 			726,086 	 18,184 	 50,956
Energy Services Fund					 852,181 	 7,663 	 	82,222
Financial Services Fund			 		253,891 	 35,518 	 47,956
Health Care Fund			 		535,949 	 38,493 	 14,602
Internet Fund			 			246,296 	 14,916 	 21,533
Leisure Fund			 			81,150 	 	2,706 	 	5,376
Precious Metals Fund			 		4,232,568 	 226,700 	 261,782
 Retailing Fund			 			528,461 	 40,426 	 8,011
Technology Fund			 			745,786 	 16,339 	 5,028
Telecommunications Fund			 		327,573 	 6,883 	 	12,933
Transportation Fund			 		296,026 	 8,474 	 	13,351
Utilities Fund			 			1,090,939 	 73,654 	 43,567

At a special meeting of shareholders held on November 22, 2011, the shareholders of the Funds also voted on whether to approve the Elimination of the Fundamental Investment Policy on Investing in Other Investment Companies.
  A description of the number of shares voted is as follows

Fund							Shares For	Shares Against	Shares Abstained
U.S. Government Money Market Fund			284,649,158 	15,744,471 	 12,393,944